As filed with the Securities and Exchange Commission on November 5, 2004

Registration No. 333-114252

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6121 (Primary Standard Industrial Classification Code Number)	36-4460265 (I.R.S. Employer Identification No.)
MB Financial, Inc. 801 West Madison Street Chicago, Illinois 60607 (773) 278-4040	MITCHELL FEIGER President and Chief Executive Officer MB Financial, Inc. 6111 North River Road Rosemont, Illinois 60018 (847) 653-1991
(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

COPIES TO:

CRAIG M. SCHEER, P.C.
Silver, Freedman & Taff, L.L.P.
1700 Wisconsin Avenue, N.W.
Washington, D.C. 20007

Approximate date of commencement of proposed sale of the securities to the public: The merger of First SecurityFed Financial, Inc. with and into MB Financial, Inc. was consummated on May 28, 2004. MB Financial, Inc. is hereby amending this registration statement to deregister 2,188,045 shares of common stock, par value $.01 per share, which were issuable to the stockholders of First SecurityFed Financial, Inc. in connection with the merger of First SecurityFed Financial, Inc. with and into MB Financial, Inc.

If the securities being registered on this Form are being offered in connection with formation of a holding company and there is compliance with General Instruction G, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]___________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]________

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-114252) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

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DEREGISTRATION OF SECURITIES

In accordance with the undertaking of MB Financial, Inc. set forth in its Registration Statement on Form S-4 (File No. 333-114252) declared effective on April 15, 2004 (the "Registration Statement"), MB Financial, Inc. is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister an aggregate of 2,188,045 shares of its common stock, par value $.01 per share, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, issuable to the stockholders of First SecurityFed Financial, Inc. in connection with the merger of First SecurityFed Financial, Inc. with and into MB Financial, Inc.

Pursuant to the Registration Statement, 4,200,000 shares of MB Financial, Inc. common stock were registered. These shares were registered pursuant to the Registration Statement in order to be issued to the stockholders of First SecurityFed Financial, Inc. in connection with the merger. Upon the consummation of the merger, MB Financial, Inc. issued a total of 2,011,955 of these shares of common stock to the stockholders of First SecurityFed Financial, Inc. Therefore, in accordance with the undertaking mentioned above, MB Financial, Inc. hereby deregisters the remaining 2,188,045 shares of MB Financial, Inc. common stock previously registered pursuant to the Registration Statement.

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SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-114252 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2004.

MB FINANCIAL, INC.

By:	/s/ Jill E. York
Jill E. York Vice President and Chief Financial Officer (Duly Authorized Officer)

POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-114252 has been signed below by the following persons in the capacities and on the dates indicated.

* Mitchell Feiger	Director, President and Chief Executive Officer (Principal Executive Officer)	November 5, 2004

/s/ Jill E. York Jill E. York	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 5, 2004

* E. M. Bakwin	Director	November 5, 2004

* David P. Bolger	Director	November 5, 2004

Robert S. Engelman, Jr.	Director

* Alfred Feiger	Director	November 5, 2004

* Burton J. Field	Director	November 5, 2004

* Lawrence E. Gilford	Director	November 5, 2004

* Richard I. Gilford	Director	November 5, 2004

* James N. Hallene	Director	November 5, 2004

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Thomas H. Harvey	Director

* Patrick Henry	Director	November 5, 2004

Richard J. Holmstrom	Director

David L. Husman	Director

Clarence Mann	Director

* Karen J. May	Director	November 5, 2004

* Ronald D. Santo	Director	November 5, 2004

* Kenneth A. Skopec	Director	November 5, 2004

*/s/ Jill E. York Jill E. York, as attorney-in-fact pursuant to a power of attorney previously filed		November 5, 2004